Exhibit 10.5

Ben Franklin Technology PArtners	Building 100 Innovation Center 4801 S. Broad Street, Suite 200 The Navy Yard Philadelphia, PA 19112
Southeastern Pennsylvania

CONSENT

This CONSENT (this “Consent”) is made as of this 7th day of November, 2017, by and between Arcadian Telepsychiatry LLC, a Pennsylvania limited liability company (“Existing Arcadian”), and Ben Franklin Technology Partners of Southeastern Pennsylvania (“BFTP”). BFTP and Existing Arcadian are referred to herein collectively as the “Parties” and individually as a “Party.”

Background

WHEREAS, BFTP and Existing Arcadian are parties to two Seed Capital Funding Agreements dated September 15, 2015 and April 12, 2016, respectively (individually, an “Existing Funding Agreement,” and collectively, the “Existing Funding Agreements”), pursuant to which BFTP made loans to Existing Arcadian (collectively, the “Loans”) in the principal amounts of $350,000 and $350,000, respectively;

WHEREAS, capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings ascribed to them in the Existing Funding Agreements;

WHEREAS, the Existing Funding Agreements and the other documentation for the financings of Existing Arcadian are collectively referred to herein as the “BFTP Loan Documents”;

WHEREAS, Existing Arcadian has requested that BFTP consent to the assignment of certain assets from Existing Arcadian to Arcadian Telepsychiatry Services, LLC, a Delaware limited liability company (“Arcadian Services”);

WHEREAS, BFTP is willing to provide the requested consent on the terms and conditions set forth in this Consent, and Existing Arcadian has agreed to such terms and conditions, all as set forth herein below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged and intending to be legally bound, the Parties agree as follows:

Agreement

1.          Acknowledgment and Reaffirmation. Existing Arcadian hereby confirms and agrees that as of August 31, 2017, the aggregate principal amount of $700,000.00 and the aggregate interest amount of $85,495.92 under the Loans are outstanding. Existing Arcadian acknowledges and reaffirms all of BFTP’s claims, encumbrances granted by Existing Arcadian to BFTP, and BFTP’s other rights, interests and remedies pursuant to the BFTP Loan Documents and otherwise.

2.          Consent to Asset Transfer to Arcadian Services. BFTP hereby consents to allow Existing Arcadian to sell and transfer certain of its assets to Arcadian Services, which has represented to become a wholly-owned subsidiary of MYnd Analytics, Inc., and to enter into a management services agreement with Arcadian Services.

3.          Governing Law. This Consent shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles or provisions of any jurisdiction. All judicial proceedings brought against a Party arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of Delaware or Commonwealth of Pennsylvania. Each Party irrevocably: (a) accepts generally and unconditionally the nonexclusive personal jurisdiction and venue of such courts; and (b) waives any defense of forum nonconveniens; and (c) agrees that service of process in such proceeding, if required, may be made by registered or certified mail, return receipt requested, to the Party at its address provided herein below, and that such service shall confer personal jurisdiction over the Party in such proceeding and otherwise constitutes effective and binding service in every respect.

4.          Waiver of Jury Trial. Each Party waives its right to jury trial of any claim or cause of action based upon this Agreement or arising hereunder. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter hereof, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Party acknowledges that this waiver is a material inducement to enter into a business relationship, that it has already relied on this waiver in entering into this Agreement, and that it will continue to rely on this waiver in its related future dealings. Each Party further represents and warrants that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 4 and executed by each of the Parties), and will apply to any subsequent modification hereof. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

5.          Counterparts. This Consent may be executed in multiple counterparts (including copies and facsimiles hereof), but each of which shall constitute an original, and all of which shall constitute a single document.

(SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first above written.

BEN FRANKLIN TECHNOLOGY PARTNERS OF SOUTHEASTERN PENNSYLVANIA

By:	/s/ Rose Ann B. Rosenthal
Name: Rose Ann B. Rosenthal
Title: President and CEO

Notice Address:
Bldg 100 Innovation Ctr,
The Navy Yard
4801 S. Broad St., Suite 200
Philadelphia, PA 19112
Attn: Director of Investments, Health & Digital Health

ARCADIAN TELEPSYCHIATRY LLC

By:
Name: Robert Plotkin
Title: Managing Member

Notice Address:
7241 Hollywood Road
Fort Washington, PA 19034
rob@arcadiantelepyschiatry.com